Exhibit 99.1

CNH Industrial N.V. Reports Fourth Quarter and Full Year 2025 Results
Fourth quarter consolidated revenues increased 6%; full year revenues declined 9% on lower industry equipment demand
Fourth quarter net income of $89 million; full year net income of $505 million
Full year diluted EPS at $0.41; adjusted diluted EPS at $0.55
Amid persistent agricultural equipment market challenges, the Company is preparing for lower demand levels in 2026 ahead of the start of an expected industry recovery in 2027
Basildon, UK - February 17, 2026 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three and twelve months ended December 31, 2025. Fourth quarter net income was $89 million, with diluted earnings per share of $0.07, compared with net income of $176 million and diluted earnings per share of $0.14 in Q4 2024. Consolidated revenues were $5.16 billion in the quarter (up 6% compared to Q4 2024) and Net sales of Industrial Activities were $4.45 billion (up 8% compared to Q4 2024). Net cash provided by operating activities was $945 million, and Industrial Free Cash Flow was $817 million in Q4 2025.
Full year 2025 consolidated revenues were $18.10 billion, down 9% year-over-year, with Net sales of Industrial Activities at $15.35 billion, down 10%. Full year net income was $505 million compared to 2024 net income of $1,259 million. Full year diluted earnings per share was $0.41 compared to $0.99 in 2024. Adjusted net income was $703 million compared to $1,339 million in 2024, with adjusted diluted earnings per share of $0.55 compared to $1.05 in 2024. Full year net cash provided by operating activities was $2,538 million, and Industrial Free Cash Flow was $513 million.
“Despite a challenging market environment, CNH delivered solid progress toward its long-term goals in 2025 and strengthened its foundation for success,” said Gerrit Marx, CNH Chief Executive Officer. “We continued reducing dealer inventories, advanced our Quality and Operational Excellence initiatives, and introduced products that directly address the evolving needs of farmers and builders. Our teams executed with discipline, focusing on what we can control while supporting our customers through dynamic economic conditions. As we move into 2026, we remain committed to prudent production planning, purposeful innovation, and delivering superior iron and technology integration. In this industry trough year, while markets are still moving slowly, CNH is moving fast in its transformation and engagement of exceptional colleagues to deliver on our ambitious commitments.”

2025 Fourth Quarter Results
(all amounts in $ million, comparison vs Q4 2024 - unless otherwise stated)

US-GAAP
	Q4 2025	Q4 2024	Change	Change at c.c.(1)
Consolidated revenues	5,157	4,876	+6%	3%
of which Net sales of Industrial Activities	4,451	4,129	+8%	5%
Net income	89	176	(49)%
Diluted EPS $	0.07	0.14	(0.07)
Cash flow provided by operating activities	945	1,692	(747)

NON-GAAP(2)
	Q4 2025	Q4 2024	Change
Adjusted EBIT of Industrial Activities	234	194	+21%
Adjusted EBIT margin of Industrial Activities	5.3%	4.7%	+60 bps
Adjusted net income	246	196	+26%
Adjusted diluted EPS $	0.19	0.15	+0.04
Free cash flow of Industrial Activities	817	848	(31)

Net income was $89 million in Q4 2025 with adjusted net income of $246 million. The primary adjustments in the quarter included $123 million in non-cash pretax impairment charges related to in-process R&D acquired as part of the 2021 Raven acquisition, $62 million in non-cash pretax impairment of investment in Monarch Tractor and other minority holdings, and $8 million in pretax restructuring charges. In comparison, in Q4 2024, CNH reported net income of $176 million with adjusted net income of $196 million. The primary adjustment in Q4 2024 included $24 million in pretax restructuring charges.
Income tax expense was $60 million ($89 million in Q4 2024) with an effective tax rate (“ETR”) of 45.5% (36.9% in Q4 2024). The adjusted ETR(2) was 28.9% (34.1% in Q4 2024).

Agriculture
	Q4 2025	Q4 2024	Change	Change at c.c.(1)
Net sales ($ million)	3,598	3,411	+5%	+3%
Adjusted EBIT ($ million)	233	244	(5)%
Adjusted EBIT margin	6.5%	7.2%	(70) bps
In North America, fourth quarter industry volume fell 31% year-over-year for tractors over 140 HP and 14% for tractors under 140 HP; combines were down 16%. In Europe, Middle East and Africa ("EMEA"), tractor demand fell 8%, while combine demand rose 40%. In South America, tractor demand fell 8% and combine demand fell 39%. In Asia Pacific, tractor demand increased 19% and combine demand increased 10%.
Agriculture net sales increased 5% for the quarter to $3.6 billion, driven by favorable price realization and positive foreign exchange impacts.
Adjusted EBIT decreased to $233 million ($244 million in Q4 2024), primarily due to tariffs, lower JV results, unfavorable geographic mix, and increased SG&A expenses, partially offset by favorable price realization and lower R&D spending. R&D investments accounted for 5.4% of net sales (6.2% in Q4 2024). Adjusted EBIT margin was 6.5% (7.2% in Q4 2024).

Construction
	Q4 2025	Q4 2024	Change	Change at c.c.(1)
Net sales ($ million)	853	718	+19%	+17%
Adjusted EBIT ($ million)	5	18	(72)%
Adjusted EBIT margin	0.6%	2.5%	(190) bps
Global industry volume for construction equipment increased 5% year-over-year in Q4 2025 for heavy equipment, while light equipment stayed the same. Aggregated demand increased 1% in North America, 7% in EMEA, and 8% in South America, but decreased 1% in Asia Pacific.
Construction net sales increased 19% for the quarter to $853 million, driven by higher shipment volumes and favorable price realization, primarily in North America.
Adjusted EBIT decreased to $5 million ($18 million in Q4 2024), reflecting higher production costs including tariffs, partially offset by higher shipment volumes. Adjusted EBIT margin was 0.6% (2.5% in Q4 2024).

Financial Services
	Q4 2025	Q4 2024	Change	Change at c.c.(1)
Revenues ($ million)	700	743	(6)%	(8)%
Net income ($ million)	109	92	+18%
Equity at quarter-end ($ million)	2,898	2,745	+153
Retail loan originations ($ million)	2,822	3,216	(394)
Financial Services revenues decreased by 6% due to lower yields and reduced average portfolio balances across all regions (except APAC), along with lower equipment sales related to decreased operating lease maturities, partially offset by favorable currency translation.
Net income was $109 million in the fourth quarter of 2025, an increase of $17 million compared to the same quarter of 2024, due to interest margin improvements across all regions, partially offset by higher risk costs in Brazil and lower volumes in North America and EMEA. Results also benefited from a lower effective tax rate, reflecting a more favorable market mix in Latin America and the impact of the prior‑year Argentina valuation allowance adjustment.

The managed portfolio (including unconsolidated joint ventures) was $28.6 billion as of December 31, 2025 (of which retail was 70% and wholesale 30%), up $0.7 billion compared to December 31, 2024 (down $0.8 billion on a constant currency basis).
At December 31, 2025, the receivable balance past due greater than 30 days as a percentage of receivables was 3.1% (1.9% as of December 31, 2024) due to economic and environmental factors impacting farmers, specifically in South America.

Results for the Full Year 2025
(all amounts $ million, comparison vs FY 2024 - unless otherwise stated)

US-GAAP
	FY 2025	FY 2024	Change	Change at c.c.(1)
Consolidated revenues	18,095	19,836	(9)%	(9)%
of which Net sales of Industrial Activities	15,346	17,060	(10)%	(10)%
Net income	505	1,259	(60)%
Diluted EPS $	0.41	0.99	(0.58)
Cash flow provided by operating activities	2,538	1,968	+570

NON-GAAP(2)
	FY 2025	FY 2024	Change
Adjusted EBIT of Industrial Activities	663	1,404	(53)%
Adjusted EBIT margin of Industrial Activities	4.3%	8.2%	(390) bps
Adjusted net income	703	1,339	(47)%
Adjusted diluted EPS $	0.55	1.05	(0.50)
Free cash flow of Industrial Activities	513	(401)	+914

Agriculture
	FY 2025	FY 2024	Change	Change at c.c.(1)
Net sales	12,390	14,007	(12)%	(12)%
Adjusted EBIT	772	1,470	(47)%
Adjusted EBIT margin	6.2%	10.5%	(430) bps

Construction
	FY 2025	FY 2024	Change	Change at c.c.(1)
Net sales	2,956	3,053	(3)%	(3)%
Adjusted EBIT	68	169	(60)%
Adjusted EBIT margin	2.3%	5.5%	(320) bps

Financial Services
	FY 2025	FY 2024	Change	Change at c.c.(1)
Revenues	2,720	2,774	(2)%	(1)%
Net income	333	379	(12)%

2026 Outlook
Farmers continue to face challenging market dynamics, including low commodity prices, high input costs, and an uncertain trade environment. These conditions are expected to further weaken the North American industry demand for agricultural equipment, while some stability in the EMEA region is projected. In the aggregate, the Company forecasts the global industry retail demand to be lower than 2025 levels by another 5%, down to historic trough levels. CNH’s Agriculture segment has and will continue to respond to these market dynamics by maintaining low production levels, working with its dealer network to lower channel inventory, pursuing cost efficiencies, and managing rapid changes in trade policies. Agriculture equipment industry demand is expected to resume growth in 2027.
Industry construction equipment demand is forecasted to be flattish in 2026 when compared to 2025, with strength in certain non-residential construction markets offset by persistent weakness in residential construction. CNH’s Construction segment will continue to focus on quality, manufacturing efficiencies, and tariff cost offset opportunities.
Consequently, the Company is providing the following 2026 outlook:
•Agriculture segment net sales between down 5% and flat year-over-year, including +2% currency translation effects
•Agriculture segment adjusted EBIT margin between 4.5% and 5.5%
•Construction segment net sales about flat year-over-year, including +1% currency translation effects
•Construction segment adjusted EBIT margin between 1.0% and 2.0%
•Free Cash Flow of Industrial Activities(4) between $150 million and $350 million
•Adjusted diluted EPS(4) between $0.35 to $0.45

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.
1.c.c. means at constant currency.
2.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the “Supplementary Financial Information” section for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
3.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) EMEA; (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.EMEA: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia, Japan and Oceania.
4.The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP: is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.
•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (“Adjusted ETR”): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (“Industrial Free Cash Flow”): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
Refer to the “Supplementary Financial Information” section of this press release for the reconciliations between the non-GAAP financial measure and the most comparable GAAP financial measure.
Forward-looking Statements
All statements other than statements of historical fact contained in this filing including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "estimate", "anticipate", "believe", "outlook", "continue", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "prospects", "plan", or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products, particularly as it relates to the agricultural market business cycle; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods related issues such as agriculture, the environment, debt relief and subsidy program policies, trade, commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls, tariffs and other protective measures issued to promote national interests or address foreign competition, which in turn result or may result in retaliatory tariffs or other measures enacted by affected trade partners; volatility in international trade caused by the imposition of tariffs and the related impact on cost and prices, which could consequently affect demand of our products, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies (including artificial intelligence) and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety, privacy and data security or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; weather conditions, particularly to the extent it impacts the agricultural industry; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other postemployment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics, terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.

Forward-looking statements are based upon assumptions relating to the factors described in this filing, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH's control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this document to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company's reports and filings with the U.S. Securities and Exchange Commission ("SEC").
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q).
Conference Call and Webcast
Today, at 9:00 a.m. EST, management will hold a conference call to present fourth quarter and full year 2025 results to financial analysts and institutional investors. The call can be followed live online at bit.ly/CNH_Q4FY_2025 and a recording will be available later on the Company’s website www.cnh.com. A presentation will be made available on the CNH website prior to the conference call.
CONTACTS
Media Inquiries – Laura Overall +44 207 925 1964 or Rebecca Fabian +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza +1 630 740 8079 or Federico Pavesi +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three Months and Years Ended December 31, 2025 and 2024
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ million)	2025	2024	2025	2024
Revenues
Net sales	$4,451	$4,129	$15,346	$17,060
Finance, interest and other income	706	747	2,749	2,776
Total Revenues	5,157	4,876	18,095	19,836
Costs and Expenses
Cost of goods sold	3,633	3,323	12,389	13,350
Selling, general and administrative expenses	463	414	1,876	1,712
Research and development expenses	342	238	1,025	924
Restructuring expenses	8	24	22	118
Interest expense	382	421	1,482	1,611
Other, net	197	215	681	664
Total Costs and Expenses	5,025	4,635	17,475	18,379

Consolidated income before income taxes	132	241	620	1,457
Income tax expense	(60)	(89)	(184)	(336)
Equity in income of unconsolidated affiliates	17	24	69	138
Net Income	89	176	505	1,259
Net income (loss) attributable to noncontrolling interests	3	3	(5)	13
Net Income attributable to CNH Industrial N.V.	$86	$173	$510	$1,246

Earnings per share attributable to CNH Industrial N.V.
Basic	$0.07	$0.14	$0.41	$0.99
Diluted	$0.07	$0.14	$0.41	$0.99
Weighted average shares outstanding (in millions)
Basic	1,244	1,248	1,248	1,254
Diluted	1,247	1,253	1,251	1,260

Cash dividends declared per common share	$—	$—	$0.250	$0.470

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of December 31, 2025 and 2024
(Unaudited)

($ million)	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$2,578	$3,191
Restricted cash	651	675
Financing receivables, net	23,105	23,085
Receivables from Iveco Group N.V.	195	168
Inventories, net	4,651	4,776
Property, plant and equipment, net and Equipment under operating leases	3,772	3,402
Intangible assets, net	4,703	4,805
Other receivables and assets	3,092	2,831
Total Assets	$42,747	$42,933
Liabilities and Equity
Debt	$26,762	$26,882
Payables to Iveco Group N.V.	91	62
Other payables and liabilities	8,069	8,221
Total Liabilities	34,922	35,165
Redeemable noncontrolling interest	53	55
Equity	7,772	7,713
Total Liabilities and Equity	$42,747	$42,933

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statement of Cash Flows for the Years Ended December 31, 2025 and 2024
(Unaudited)

	Year Ended December 31,
($ million)	2025	2024
Cash Flows from Operating Activities
Net income	$505	$1,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense excluding assets under operating leases	432	417
Depreciation and amortization expense of assets under operating leases	197	188
Undistributed (income) loss of unconsolidated affiliates	17	(11)
Other non-cash items	647	340
Changes in operating assets and liabilities:
Provisions	(336)	(204)
Deferred income taxes	(198)	(107)
Trade and financing receivables related to sales, net	708	1,015
Inventories, net	749	787
Trade payables	(198)	(1,186)
Other assets and liabilities	15	(530)
Net cash provided by operating activities	2,538	1,968
Cash Flows from Investing Activities
Additions to retail receivables	(7,554)	(8,227)
Collections of retail receivables	7,508	6,459
Expenditures for property, plant and equipment and intangible assets, net of assets under operating leases	(543)	(536)
Expenditures for assets under operating leases	(655)	(650)
Other	(136)	182
Net cash used in investing activities	(1,380)	(2,772)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(1,587)	1,242
Dividends paid	(333)	(607)
Other	(100)	(702)
Net cash used in financing activities	(2,020)	(67)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	225	(308)
Net decrease in cash, cash equivalents and restricted cash	(637)	(1,179)
Cash, cash equivalents and restricted cash, beginning of year	3,866	5,045
Cash, cash equivalents and restricted cash, end of period	$3,229	$3,866

These Consolidated Statements of Cash Flows should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2024 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended December 31, 2025 and 2024
(Unaudited)

	Three Months Ended December 31, 2025					Three Months Ended December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$4,451	$—	$—		$4,451	$4,129	$—	$—		$4,129
Finance, interest and other income	34	700	(28)	(2)	706	32	743	(28)	(2)	747
Total Revenues	4,485	700	(28)		5,157	4,161	743	(28)		4,876
Costs and Expenses
Cost of goods sold	3,633	—	—		3,633	3,323	—	—		3,323
Selling, general and administrative expenses	377	86	—		463	351	63	—		414
Research and development expenses	342	—	—		342	238	—	—		238
Restructuring expenses	8	—	—		8	24	—	—		24
Interest expense	71	339	(28)	(3)	382	70	379	(28)	(3)	421
Other, net	53	144	—		197	56	159	—		215
Total Costs and Expenses	4,484	569	(28)		5,025	4,062	601	(28)		4,635
Consolidated income before income taxes	1	131	—		132	99	142	—		241
Income tax expense	(32)	(28)	—		(60)	(34)	(55)	—		(89)
Equity in income of unconsolidated affiliates	11	6	—		17	19	5	—		24
Net Income (loss)	$(20)	$109	$—		$89	$84	$92	$—		$176
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Years Ended December 31, 2025 and 2024
(Unaudited)

	Year Ended December 31, 2025					Year Ended December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$15,346	$—	$—		$15,346	$17,060	$—	$—		$17,060
Finance, interest and other income	141	2,720	(112)	(2)	2,749	130	2,774	(128)	(2)	2,776
Total Revenues	15,487	2,720	(112)		18,095	17,190	2,774	(128)		19,836
Costs and Expenses
Cost of goods sold	12,389	—	—		12,389	13,350	—	—		13,350
Selling, general and administrative expenses	1,427	449	—		1,876	1,380	332	—		1,712
Research and development expenses	1,025	—	—		1,025	924	—	—		924
Restructuring expenses	23	(1)	—		22	117	1	—		118
Interest expense	255	1,339	(112)	(3)	1,482	282	1,457	(128)	(3)	1,611
Other, net	156	525	—		681	150	514	—		664
Total Costs and Expenses	15,275	2,312	(112)		17,475	16,203	2,304	(128)		18,379
Consolidated income before income taxes	212	408	—		620	987	470	—		1,457
Income tax expense	(88)	(96)	—		(184)	(226)	(110)	—		(336)
Equity in income of unconsolidated affiliates	48	21	—		69	119	19	—		138
Net Income	$172	$333	$—		$505	$880	$379	$—		$1,259
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of December 31, 2025 and 2024
(Unaudited)

	December 31, 2025					December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,932	$646	$—		$2,578	$2,332	$859	$—		$3,191
Restricted cash	109	542	—		651	89	586	—		675
Financing receivables, net	141	23,363	(399)	(2)	23,105	218	23,528	(661)	(2)	23,085
Receivables from Iveco Group N.V.	142	53	—		195	50	118	—		168
Inventories, net	4,564	87	—		4,651	4,713	63	—		4,776
Property, plant and equipment, net and Equipment on operating leases	2,199	1,573	—		3,772	1,979	1,423	—		3,402
Intangible assets, net	4,533	170	—		4,703	4,643	162	—		4,805
Other receivables and assets	2,707	580	(195)	(3)	3,092	2,653	515	(337)	(3)	2,831
Total Assets	16,327	27,014	(594)		42,747	16,677	27,254	(998)		$42,933
Liabilities and Equity
Debt	$4,385	$22,861	$(484)	(2)	$26,762	$4,499	$23,173	$(790)	(2)	$26,882
Payables to Iveco Group N.V.	3	88	—		91	4	58	—		62
Other payables and liabilities	7,012	1,167	(110)	(3)	8,069	7,151	1,278	(208)	(3)	8,221
Total Liabilities	11,400	24,116	(594)		34,922	11,654	24,509	(998)		35,165
Redeemable noncontrolling interest	53	—	—		53	55	—	—		55
Equity	4,874	2,898	—		7,772	4,968	2,745	—		7,713
Total Liabilities and Equity	$16,327	$27,014	$(594)		$42,747	$16,677	$27,254	$(998)		$42,933
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Years Ended December 31, 2025 and 2024
(Unaudited)

	Year Ended December 31, 2025					Year Ended December 31, 2024
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income	$172	$333	$—		$505	$880	$379	$—		$1,259
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating leases	427	5	—		432	413	4	—		417
Depreciation and amortization expense of assets under operating leases	4	193	—		197	8	180	—		188
Undistributed (income) loss of unconsolidated affiliates	302	(21)	(264)	(2)	17	291	(19)	(283)	(2)	(11)
Other non-cash items, net	297	350	—		647	74	266	—		340
Changes in operating assets and liabilities:
Provisions	(340)	4	—		(336)	(204)	—	—		(204)
Deferred income taxes	(109)	(89)	—		(198)	(38)	(69)	—		(107)
Trade and financing receivables related to sales, net	(78)	783	3	(3)	708	3	1,016	(4)	(3)	1,015
Inventories, net	434	315	—		749	472	315	—		787
Trade payables	(199)	5	(4)	(3)	(198)	(1,173)	(17)	4	(3)	(1,186)
Other assets and liabilities	143	(129)	1	(3)	15	(564)	34	—		(530)
Net cash provided (used) by operating activities	1,053	1,749	(264)		2,538	162	2,089	(283)		1,968
Cash Flows from Investing Activities
Additions to retail receivables	—	(7,554)	—		(7,554)	—	(8,227)	—		(8,227)
Collections of retail receivables	—	7,508	—		7,508	—	6,459	—		6,459
Expenditures for property, plant and equipment and intangible assets excluding assets under operating leases	(530)	(13)	—		(543)	(533)	(3)	—		(536)
Expenditures for assets under operating leases	—	(655)	—		(655)	(31)	(619)	—		(650)
Other	(249)	113	—		(136)	587	(431)	26		182
Net cash provided (used) by investing activities	(779)	(601)	—		(1,380)	23	(2,821)	26		(2,772)
Cash Flows from Financing Activities
Net increase (decrease) in debt	(396)	(1,191)	—		(1,587)	137	1,105	—		1,242
Dividends paid	(333)	(264)	264	(2)	(333)	(607)	(283)	283	(2)	(607)
Other	(100)	—	—		(100)	(702)	26	(26)		(702)
Net cash provided (used) by financing activities	(829)	(1,455)	264		(2,020)	(1,172)	848	257		(67)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	175	50	—		225	(220)	(88)	—		(308)
Net increase (decrease) in cash, cash equivalents and restricted cash	(380)	(257)	—		(637)	(1,207)	28	—		(1,179)
Cash, cash equivalents and restricted cash, beginning of year	2,421	1,445	—		3,866	3,628	1,417	—		5,045
Cash, cash equivalents and restricted cash, end of period	$2,041	$1,188	$—		$3,229	$2,421	$1,445	$—		$3,866
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(3)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

CNH Industrial N.V.
Supplementary Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended December 31,		Year Ended December 31,
($ million)	2025	2024	2025	2024
Industrial Activities segments
Agriculture	$233	$244	$772	$1,470
Construction	5	18	68	169
Unallocated items, eliminations and other	(4)	(68)	(177)	(235)
Total Adjusted EBIT of Industrial Activities	$234	$194	$663	$1,404

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended December 31,		Year Ended December 31,
($ million)	2025	2024	2025	2024
Net Income	$89	$176	$505	$1,259
Less: Consolidated income tax expense	(60)	(89)	(184)	(336)
Consolidated income before taxes	149	265	689	1,595
Less: Financial Services
Financial Services Net Income	109	92	333	379
Financial Services Income Taxes	28	55	96	110
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	37	38	114	152
Foreign exchange losses, net of Industrial Activities	3	3	22	15
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities(1)	(11)	8	—	10
Adjustments for the following Industrial Activities items:
Restructuring expenses	8	24	23	117
Other discrete items(2)(3)	185	3	244	4
Total Adjusted EBIT of Industrial Activities	$234	$194	$663	$1,404
(1) In the three months ended December 31, 2025 and 2024, this item includes the pre-tax gain of $3 million and $6 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification. In the year ended December 31, 2025 and 2024, this item includes the pre-tax gain of $21 million and $24 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification.
(2) In the three months ended December 31, 2025, this item includes non-cash impairment charges of $123 million related to Raven IPR&D and $62 million for non-cash impairment of investment in Monarch Tractor and other minority holdings. In the year ended December 31, 2025, this item also includes a $49 million impairment for Bennamann IPR&D and a $10 million inventory write-down for the New Holland T6.180 Methane Power Tractor.
(3) In the three months ended December 31, 2024, this item includes a loss of $2 million on the sale of certain non-core product lines. In the year ended December 31, 2024, this item includes a $17 million loss on the sale of certain non-core product lines and a $14 million gain for investment fair value adjustments.

CNH Industrial N.V.
Supplementary Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Third party debt	$(26,762)	$(26,882)	$(4,104)	$(4,043)	$(22,658)	$(22,839)
Intersegment notes payable	—	—	(281)	(456)	(203)	(334)
Payable to Iveco Group N.V.	(91)	(62)	(3)	(4)	(88)	(58)
Total Debt(1)	(26,853)	(26,944)	(4,388)	(4,503)	(22,949)	(23,231)
Cash and cash equivalents	2,578	3,191	1,932	2,332	646	859
Restricted cash	651	675	109	89	542	586
Intersegment notes receivable	—	—	203	334	281	456
Financial Receivables from Iveco Group N.V.	195	168	142	50	53	118
Derivatives hedging debt	2	(37)	(23)	(29)	25	(8)
Net Debt(2)	$(23,427)	$(22,947)	$(2,025)	$(1,727)	$(21,402)	$(21,220)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $281 million and $456 million as of December 31, 2025 and December 31, 2024, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $203 million and $334 million as of December 31, 2025 and December 31, 2024, respectively.
(2)     The net intersegment receivable balance recorded by Financial Services relating to Industrial Activities was $78 million and $122 million as of December 31, 2025 and December 31, 2024, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Year Ended December 31,			Three Months Ended December 31,
2025	2024	($ million)	2025	2024
$2,538	$1,968	Net cash provided by Operating Activities	$945	$1,692
(1,485)	(1,806)	Cash flows from Operating Activities of Financial Services, net of eliminations	72	(645)
6	5	Change in derivatives hedging debt of Industrial Activities and other	(7)	(7)
—	(31)	Investments in assets sold under operating leases assets of Industrial Activities	—	(4)
(530)	(533)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(209)	(204)
(16)	(4)	Other changes(1)	16	16
$513	$(401)	Free cash flow of Industrial Activities	$817	$848
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

CNH Industrial N.V.
Supplementary Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP

Year Ended December 31,			Three Months Ended December 31,
2025	2024	($ million)	2025	2024
$505	$1,259	Net income	$89	$176
245	97	Adjustments impacting Income before income tax expense and equity in income of unconsolidated affiliates (a)	190	20
(47)	(17)	Adjustments impacting Income tax expense (b)	(33)	—
$703	$1,339	Adjusted net income	$246	$196
691	1,326	Adjusted net income attributable to CNH Industrial N.V.(1)	243	193
1,251	1,260	Weighted average shares outstanding – diluted (million)	1,247	1,253
$0.55	$1.05	Adjusted diluted EPS ($)	$0.19	$0.15

$620	$1,457	Consolidated income before income taxes	$132	$241
245	97	Adjustments impacting Income before income tax expense and equity in income of unconsolidated affiliates (a)	190	20
$865	$1,554	Adjusted income before income tax expense and equity in income of unconsolidated affiliates (A)	$322	$261

$(184)	$(336)	Income tax expense	$(60)	$(89)
(47)	(17)	Adjustments impacting Income tax expense (b)	(33)	—
$(231)	$(353)	Adjusted income tax expense (B)	$(93)	$(89)

26.7%	22.7%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	28.9%	34.1%

		a) Adjustments impacting Income before income tax expense and equity in income of unconsolidated affiliates
$22	$118	Restructuring expenses	$8	$24
(21)	(24)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(3)	(6)
49	—	Bennamann IPR&D impairment charge	—	—
123	—	Raven IPR&D impairment charge	123	—
62	—	Impairment of investment in Monarch Tractor and other minority holdings	62	—
10	—	New Holland T6.180 Methane Power Tractor write-down to net realizable value	—	—
—	17	Sales of certain non-core product lines	—	2
—	(14)	Investment fair value adjustments	—	—
$245	$97	Total	$190	$20

		b) Adjustments impacting Income tax expense
$(47)	$(23)	Tax effect of adjustments impacting Income before income tax expense and equity in income of unconsolidated affiliates	$(33)	$(6)
—	6	Adjustment to valuation allowances on deferred tax assets	—	6
$(47)	$(17)	Total	$(33)	$—
(1)Excludes the minority share of the after-tax impairment charge related to Bennamann IPR&D.